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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): DECEMBER 15, 2009

                            SMOKY MARKET FOODS, INC.
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             (Exact Name of Registrant as Specified in its Charter)


            NEVADA                      000-52180              20-4748589
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(State or Other Jurisdiction of       (Commission             (IRS Employer
        Incorporation)                File Number)         Identification No.)


              804 ESTATES DRIVE
                 SUITE 100
              APTOS, CALIFORNIA                                 95003
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   (Address of Principal Executive Offices)                   (Zip Code)


               Registrant's telephone number, including area code:
                                 (866) 851-7787
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                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

      [ ] Written communications pursuant to Rule 425 under the Securities Act
          (17 CFR 230.425)

      [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
          (17 CFR 240.14a-12)

      [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 7.01   REGULATION FD DISCLOSURE

      As previously reported, Smoky Market Foods, Inc. (the "Company") opened its initial Smoky Market restaurant store in Los Gatos, California in October 2009. In order to permit disclosure of such information to prospective investors and business partners, the Company is disclosing that its unaudited and unreviewed revenues for the about seven-week period from October 15, 2009 through December 6, 2009 at such restaurant were approximately $40,000. The Company states that initial sales results were lower than its internal projections but also expressed its belief that its initial one-restaurant revenues were harmed by the late opening of restaurant and a decrease in customer traffic in the area as a result of the onset of the winter holiday season. The Company expects customer traffic to return to the area beginning early March as the spring season sets in, at which time the Company plans aggressive promotions and advertising to drive customer traffic.









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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     Smoky Market Foods, Inc.



Dated:  December 15, 2009            By /s/ Edward Feintech
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                                        Edward Feintech, Chief Executive Officer










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